Exhibit 10(s)

OLIN CORPORATION
2018 Long Term Incentive Plan
Restricted Stock Unit Award

Restricted Stock Unit Certificate

This certificate certifies that the employee named below has been awarded on the date hereof the number of Restricted Stock Units shown below.

Subject to the terms and conditions of the Olin Corporation 2018 Long Term Incentive Plan and related Award Description and the rules adopted by the Committee administering such Plan, this certificate will entitle the recipient following employment through the Vesting Date, to a payment of one share of Olin Common Stock for each Restricted Stock Unit awarded.

Employee:

Number of Restricted Stock Units:

Vesting Date:

OLIN CORPORATION
By the Compensation Committee

_________________________________
Authorized Signature

_________________________________
Employee Signature

Dated: